UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

Mill City Ventures III, Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	811-22778	20-4709758
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

130 West Lake Street

Suite 300

Wayzata, MN 55391

(Address of principal executive offices)

(952) 473-3442

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On March 7, 2013, Mill City Ventures III, Ltd. (the “Company”) issued an aggregate of 9,450,000 shares of its common stock, $0.001 par value, in a private placement exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). All shares in the private placement were offered and sold for a purchase price of $1.00 per share.

The Company offered the securities in reliance on the statutory exemption from registration under Section 4(2) of the Securities Act, including Rule 506 promulgated thereunder. The Company relied on this exemption based on the fact that all investors in the securities were accredited investors. The securities offered and sold in the private placement are not registered under the Securities Act, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mill City Ventures III, Ltd.

Date: March 7, 2013	By:	/s/ Douglas M. Polinsky
Douglas M. Polinsky, Chief Executive Officer